Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the OSI Restaurant Partners, LLC Partner Ownership Account Plan of our report dated March 25, 2011, with respect to the consolidated financial statements of PGS Consultoria e Serviços Ltda. included in the Annual Report (Form 10-K) of OSI Restaurant Partners, LLC for the year ended December 31, 2010, filed with the Securities and Exchange Commission.

/s/ Ernst & Young Terco Auditores Independentes S.S.

Rio de Janeiro, Brazil
April 25, 2011